Exhibit 99.1

IR CONTACT: Leslie Green
leslie.green@asteralabs.com

Astera Labs Announces Financial Results for the First Quarter of Fiscal Year 2024

•Record quarterly revenue of $65.3 million driven by expanding AI infrastructure build-out, up 29% QoQ and up 269% YoY
•Sampling third generation Aries Smart DSP Retimers for PCIe 6.x connectivity to leading AI platform providers to support next-generation cloud infrastructure

SANTA CLARA, CA, U.S. – May 7, 2024 – Astera Labs (Nasdaq: ALAB), a global leader in semiconductor-based connectivity solutions for cloud and AI infrastructure, today announced preliminary financial results for the first quarter of fiscal 2024, ended March 31, 2024.

“Astera Labs started the year strong, achieving record revenue in the first quarter, driven by the accelerating deployment of AI infrastructure,” said Jitendra Mohan, Astera Labs’ Chief Executive Officer. “As hyperscalers embark on a significant transformation of their data centers to support AI applications with increased capital investment, we're witnessing the emergence of a multi-year growth cycle. Our Intelligent Connectivity Platform, comprising of the COSMOS software suite and semiconductor-based PCIe, Ethernet, and CXL solutions, is uniquely positioned to support this growth and is foundational to deploying AI infrastructure at scale. In the first quarter, we further extended our connectivity platform and started sampling our third generation of Aries Retimers with support for PCIe 6.x and the industry’s first PCIe/CXL Smart Cable Modules for Active Electrical Cable applications to enable multi-rack GPU clustering.”

Q1 Financial Highlights

GAAP Financial Results:
•Revenue of $65.3 million, up 29% sequentially and up 269% year-over-year
•GAAP gross margin of 77.4%
•GAAP operating loss of $83.0 million
•GAAP net loss of $93.0 million
•GAAP basic and diluted net loss per share attributable to common stockholders of ($1.77) on weighted-average shares outstanding of 52.5 million

Non-GAAP Financial Results (excluding the impact of stock compensation, employer payroll tax related to stock-based compensation from our IPO, income tax effects of non-GAAP adjustments, and certain other items):
•Non-GAAP gross margin of 78.2%
•Non-GAAP operating income of $15.9 million
•Non-GAAP net income of $14.3 million
•Pro forma non-GAAP diluted earnings per share of $0.10

Q1 and Recent Business Highlights
•Expanded the widely deployed and field-tested Aries PCIe/CXL Smart DSP retimer portfolio with the sampling of Aries 6 Retimers, the industry’s lowest power PCIe/CXL Gen-6 retimer solution, to achieve higher bandwidth and extended reach across complex AI and compute topologies. Through collaboration with the industry’s leading GPU and CPU providers such as AMD, Arm, Intel, and NVIDIA, Aries 6 is being rigorously tested at Astera Labs’ Cloud-Scale Interop Lab and in customer platforms to minimize interoperation risk, lower system development costs, and reduce time to market. Aries 6 was demonstrated at NVIDIA GTC during the week of March 18th.
•Announced sampling of Aries PCIe/CXL Smart Cable Modules for Active Electrical Cable applications to enable multi-rack GPU clustering and low-latency memory fabric connectivity within AI infrastructure. The solution drives an industry-leading seven meters of channel reach over flexible copper cables to seamlessly interconnect clusters of GPUs across rack enclosures.
•Announced the pricing and closing of an initial public offering of 22,770,000 shares of Astera Labs common stock at a price to the public of $36.00 per share. Net proceeds to Astera Labs from the offering were $672.2 million after deducting underwriting discounts and commissions. The shares began trading on the NASDAQ Global Select Market under the ticker symbol “ALAB” on March 20, 2024.

Second Quarter Fiscal 2024 Financial Outlook
Based on current business trends and conditions, Q2 revenue is expected to increase within a range of 10% to 12% compared with the prior quarter. We also estimate the following:

GAAP Financial Outlook:
•GAAP gross margin of approximately 77%
•GAAP operating expenses of approximately $79 million
•GAAP interest income of approximately $9 million
•GAAP tax rate of approximately (20%)
•GAAP diluted loss per share of approximately ($0.11) on weighted-average diluted shares outstanding of approximately 155 million

Non-GAAP Financial Outlook (excluding the impact of approximately $39 million of stock-based compensation and including $3 million of additional income taxes):
•Non-GAAP gross margin of approximately 77%
•Non-GAAP operating expenses of approximately $40 million
•Non-GAAP tax rate of approximately 23%
•Non-GAAP diluted earnings per share of approximately $0.11 on weighted-average diluted shares outstanding of approximately 180 million

Earnings Webcast and Conference Call
Astera Labs will host a conference call to review its financial results for the first quarter of fiscal 2024 and to discuss our financial outlook today at 1:30 p.m. Pacific Time. Interested parties may join the conference call by dialing 1-800-715-9871 and using conference ID 8761024. The call will also be webcast and can be accessed at the Astera Labs website at https://ir.asteralabs.com/. The webcast will be recorded and available for replay for the next six months.

Discussion of Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss) and non-GAAP net income (loss), non-GAAP diluted earnings (loss) per share, and non-GAAP weighted-average share count. We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), pro forma non-GAAP diluted earnings (loss) per share, and pro forma non-GAAP weighted-average share count provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures. No reconciliation is provided with respect to certain forward-looking non-GAAP financial measures as the GAAP measures are not accessible on a forward-looking basis. We cannot reliably predict all necessary components or their impact to reconcile such financial measures without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a significant impact on our future GAAP financial results.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense
We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate non-cash stock-based compensation expense using a variety of valuation methodologies and subjective assumptions. Moreover, stock-based compensation expense is a non-cash charge that can vary from period to period for reasons that are unrelated to our core operating performance, and therefore excluding this item provides investors and other users of our financial information with information that allows meaningful comparison of our business performance across periods.

Employer payroll taxes related to stock-based compensation resulting from our IPO
We exclude employer payroll taxes related to the vesting and net settlement of restricted stock units in connection with our initial public offering (the “IPO”), because this does not correlate to the operation of our business, and we believe that excluding this item provides meaningful supplemental information regarding operational performance given the amount of employer payroll tax-related items on employee stock transactions was immaterial prior to our IPO.

Tax effect
This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. This approach is designed to enhance investors’ ability to understand the impact of our non-GAAP tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments.

Pro-forma non-GAAP weighted-average shares to compute non-GAAP net income (loss)
We present pro-forma non-GAAP weighted-average shares, assuming the redeemable convertible preferred stock is converted from the beginning of each respective periods presented, to provide meaningful supplemental information regarding EPS trend on a consistent basis. All of our outstanding redeemable preferred stock converted into the equivalent number of shares of common stock in connection with our IPO.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on Astera Labs' current expectations. The words "believe", "estimate", "expect", "intend", "anticipate", "plan", "project", "will", and similar phrases as they relate to Astera Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Astera Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position and guidance, our business strategy and plans, our objectives for future operations, our development or delivery of new or enhanced products and anticipated results of those products for our customers, our competitive positioning, projected costs, technological capabilities and plans, and macroeconomic trends in cloud and AI infrastructure. A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation, the following: the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Astera Labs' business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including conflict between Taiwan and China); risks that Astera Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Astera Labs' distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Astera Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Astera Labs' products and its networks and other risks and uncertainties that are detailed under the caption “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, to be filed with the Securities and Exchange Commission (the “SEC”) and the other SEC filings and reports Astera Labs may make from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Astera Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Astera Labs
Our PCIe, CXL and Ethernet semiconductor-based connectivity solutions are purpose-built to unleash the full potential of accelerated computing at cloud-scale. Inspired by trusted partnerships with hyperscalers and the data center ecosystem, we are an innovation leader of products that are customizable, interoperable, and reliable. Discover how we are transforming AI and modern data-driven applications at www.asteralabs.com.

ASTERA LABS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$696,077	$45,098
Marketable securities	105,314	104,215
Accounts receivable, net	16,757	8,335
Inventory	29,567	24,095
Prepaid expenses and other current assets	6,725	4,064
Total current assets	854,440	185,807
Property and equipment, net	7,581	4,712
Other assets	2,880	5,773
Total assets	$864,901	$196,292

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$11,465	$6,337
Accrued expenses and other current liabilities	34,122	28,742
Total current liabilities	45,587	35,079
Other liabilities	10,530	3,787
Total liabilities	56,117	38,866
Commitments and contingencies
Redeemable convertible preferred stock	—	255,127
Stockholders’ equity (deficit)
Common stock	16	4
Additional paid-in capital	1,027,197	27,411
Accumulated other comprehensive (loss) income	(59)	259
Accumulated deficit	(218,370)	(125,375)
Total stockholders’ equity (deficit)	808,784	(97,701)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$864,901	$196,292

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Revenue	$65,258	$50,514	$17,664
Cost of revenue	14,738	11,489	13,406
Gross profit	50,520	39,025	4,258

Operating expenses
Research and development	53,558	19,654	15,267
Sales and marketing	55,510	4,995	4,393
General and administrative	24,419	5,356	3,525
Total operating expenses	133,487	30,005	23,185
Operating (loss) income	(82,967)	9,020	(18,927)
Interest income	2,554	1,674	1,596
(Loss) Income before income taxes	(80,413)	10,694	(17,331)
Income tax provision (benefit)	12,582	(3,631)	123
Net (loss) income	$(92,995)	$14,325	$(17,454)

Net (loss) income per share attributable to common stockholders:
Basic and diluted	$(1.77)	$—	$(0.49)
Weighted-average shares used in calculating net (loss) income per share attributable to common stockholders:
Basic	52,532	38,627	35,826
Diluted	52,532	47,636	35,826

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Three Months Ended
	March 31, 2024	March 31, 2023
Cash flows from operating activities
Net loss	$(92,995)	$(17,454)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	97,768	1,997
Inventory write-down	428	9,733
Depreciation	614	357
Non-cash operating lease expense	522	217
Warrants contra revenue	110	55
Accretion of discounts on marketable securities	(566)	(411)
Changes in operating assets and liabilities:
Accounts receivable, net	(8,422)	7,048
Inventory	(5,900)	458
Prepaid expenses and other assets	(2,666)	(411)
Accounts payable	4,973	(5,740)
Accrued expenses and other liabilities	10,224	563
Operating lease liability	(438)	(231)
Net cash provided by (used in) operating activities	3,652	(3,819)

Cash flows from investing activities
Purchases of property and equipment	(3,424)	(439)
Purchases of marketable securities	(23,308)	(22,346)
Maturities of marketable securities	9,365	13,000
Sales of marketable securities	13,116	45,082
Net cash (used in) provided by investing activities	(4,251)	35,297

Cash flows from financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	672,198	—
Payment of deferred offering costs	(1,756)	—
Proceeds from exercises of stock options, net of repurchases	1,247	31
Tax withholding related to net share settlements of restricted stock units	(20,111)	—
Net cash provided by financing activities	651,578	31
Net increase in cash and cash equivalents	650,979	31,509
Cash and cash equivalents
Beginning of the period	45,098	76,088
End of the period	$696,077	$107,597

ASTERA LABS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
GAAP gross profit	$50,520	$39,025	$4,258
Stock-based compensation expense upon IPO (1)	516	—	—
Stock-based compensation expense	12	8	5
Non-GAAP gross profit	$51,048	$39,033	$4,263

GAAP gross margin	77.4%	77.3%	24.1%
Stock-based compensation expense upon IPO (1)	0.8	—	—
Non-GAAP gross margin	78.2%	77.3%	24.1%

GAAP operating (loss) income	$(82,967)	$9,020	$(18,927)
Stock-based compensation expense upon IPO (1)	88,873	—	—
Stock-based compensation expense	8,895	3,299	1,997
Employer payroll tax related to stock-based compensation from IPO (2)	1,072	—	—
Non-GAAP operating income (loss)	$15,873	$12,319	$(16,930)

GAAP net (loss) income	$(92,995)	$14,325	$(17,454)
Stock-based compensation expense upon IPO (1)	88,873	—	—
Stock-based compensation expense	8,895	3,299	1,997
Employer payroll tax related to stock-based compensation from IPO (2)	1,072	—	—
Income tax effect (3)	8,485	—	—
Non-GAAP net income (loss)	$14,330	$17,624	$(15,457)

Net (loss) income per share attributable to common stockholders:
GAAP - basic and diluted (4)	$(1.77)	$—	$(0.49)
Pro forma Non-GAAP - diluted	$0.10	$0.12	$(0.12)

Weighted average shares used to compute net (loss) income per share attributable to common stockholders:
GAAP - basic	52,532	38,627	35,826
GAAP - diluted	52,532	47,636	35,826
Pro forma Non-GAAP - diluted (5)	147,514	138,527	126,717
____________________
(1) Stock-based compensation expense recognized in connection with the vesting and settlement of RSUs that had previously met the time vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(2) Employer payroll taxes related to the vesting and settlement of RSUs, that had previously met the time vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(3) For the three months ended March 31, 2024, the non-GAAP tax rate of approximately 22% is calculated based on the tax laws in the jurisdictions in which we operate and exclude the impact of stock-based compensation expense and associated employer payroll taxes. The adjustments for the three months ended December 31, 2023 and March 31, 2023 were not material.

(4) GAAP basic and diluted net income per share attributable to common stockholders for the three months ended December 31, 2023 was zero as all net income was attributable to preferred stockholders.
(5) Reconciliation of GAAP weighted average shares to pro forma Non-GAAP weighted average shares. We present the pro-forma non-GAAP weighted average shares to provide meaningful supplemental information of comparable shares for each periods presented. The pro forma weighted average shares is calculated as follows:

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Shares used to compute GAAP net (loss) income per share attributable to common stockholders - diluted	52,532	47,636	35,826
Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the beginning of the quarter	78,905	90,891	90,891
Effect of potentially dilutive equivalent shares	16,077	—	—
Shares used to compute pro forma non-GAAP net income (loss) per share- diluted	147,514	138,527	126,717

ASTERA LABS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
STOCK-BASED COMPENSATION EXPENSE (Unaudited)
(In thousands)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Cost of revenue	$528	$8	$5
Research and development	30,007	2,303	1,679
Sales and marketing	49,258	681	1
General and administrative	17,975	307	312
Total stock-based compensation expense (1)	$97,768	$3,299	$1,997
____________________
(1) Stock-based compensation expense recognized during the three months ended March 31, 2024 included $88.9 million cumulative stock-based compensation expense related to the vesting and settlement of restricted stock units that had previously met the time vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.